EXHIBIT 99.1
WESTLAKE CORPORATION

Contact—(713) 960-9111
Investors—Steve Bender
Media—L. Benjamin Ederington

Westlake Corporation Reports First Quarter 2023 Results
•Net income of $394 million increased 70% from fourth quarter 2022
HOUSTON--(BUSINESS WIRE)--Westlake Corporation (NYSE: WLK) (the "Company" or "Westlake") today announced first quarter 2023 results.

SUMMARY FINANCIAL HIGHLIGHTS ($ in millions except per share data)

	Three Months Ended March 31, 2023	Three Months Ended December 31, 2022	Three Months Ended March 31, 2022

Westlake Corporation
Net sales	$3,356	$3,299	$4,056
Income from operations	$536	$327	$1,032
Operating income margin	16%	10%	25%
Net income attributable to Westlake Corporation	$394	$232	$756
Diluted earnings per common share	$3.05	$1.79	$5.83
EBITDA	$825	$619	$1,300
EBITDA margin	25%	19%	32%

Performance and Essential Materials ("PEM") Segment
Net sales	$2,349	$2,361	$2,832
Income from operations	$403	$219	$879
Operating income margin	17%	9%	31%
EBITDA	$615	$443	$1,071
EBITDA margin	26%	19%	38%

Housing and Infrastructure Products ("HIP") Segment
Net sales	$1,007	$938	$1,224
Income from operations	$143	$68	$185
Operating income margin	14%	7%	15%
EBITDA	$205	$133	$258
EBITDA margin	20%	14%	21%
i

BUSINESS HIGHLIGHTS
In the first quarter of 2023, Westlake achieved quarterly net sales of $3.4 billion, quarterly net income of $394 million and quarterly EBITDA of $825 million, which was an improvement from our fourth quarter of 2022 results of $3.3 billion, $232 million, and $619 million, respectively. Compared to the fourth quarter of 2022, the Company benefited from higher operating rates and sales volume in each segment, lower feedstock, fuel and power costs and achieving cost synergies from recent acquisitions, partially offset by modestly lower pricing in each segment.

Performance and Essential Materials average sales price decreased 3% while Housing and Infrastructure Products average sales prices decreased 2% from the fourth quarter of 2022. Overall sales prices for the Company decreased 3% sequentially from the previous quarter.

Sales volumes for Performance and Essential Materials increased 3% while Housing and Infrastructure Products sales volumes increased 10% from the fourth quarter of 2022. Overall sales volumes for the Company increased 5% sequentially from the previous quarter.

In the first quarter of 2023, PEM's EBITDA margin increased to 26% from 19% in the fourth quarter of 2022 while HIP's EBITDA margin increased to 20% from 14% over the same period of time.
EXECUTIVE COMMENTARY
"We are pleased with our first quarter of 2023 financial results, which improved from the fourth quarter of 2022 reflecting higher demand for our products and benefits from cost savings and synergies achieved as part of our cost improvement initiatives. While results were lower compared to the first quarter of 2022, we saw notable sequential improvement from the fourth quarter of 2022 in each of our segments, with increasing demand for PVC and epoxy resins and for our Housing and Infrastructure Products segment as customer destocking moderated. We also benefited from lower feedstock and energy costs as prices for electricity and natural gas normalized following elevated 2022 levels, particularly in Europe, and lower transportation, logistics and other costs as we captured additional cost synergies from recent acquisitions. The slowdown in U.S. residential construction that began in mid-2022 has continued so far in 2023, and reduced volumes in our HIP segment by 21% compared to the first quarter of 2022; however, importantly, despite the sharp volume decline HIP segment EBITDA margin of 20% was in line with the 21% reported in the prior-year period. We believe this is a testament to the stability and predictability of margins in the segment and our purposeful strategy to focus on pricing over volume," said Albert Chao, President and Chief Executive Officer.

"While we are pleased with our start to the year, the macroeconomic backdrop remains uncertain. We remain mindful of the impact that rising interest rates and the potential for tightening lending standards could have on demand for our products. While the impact of these actions is difficult to predict, we are cautiously optimistic about our second quarter, which is typically our strongest of the year, while we continue to focus on areas within our control, including: maintaining our cost-focused culture, including attainment of cost synergies from recent acquisitions; achieving our ESG targets and innovating to solve sustainability challenges; and redeploying capital in a shareholder-friendly manner," concluded Mr. Chao.
RESULTS
Consolidated Results
For the three months ended March 31, 2023, the Company reported quarterly net income of $394 million, or $3.05 per share, on net sales of $3,356 million. The year-over-year decrease in net income of $362 million from the first quarter of 2022 was primarily due to lower average sales prices and integrated margins in Performance Materials and lower production and sales volumes, especially in Housing and Infrastructure Products.

First quarter 2023 net income of $394 million increased by $162 million sequentially as compared to the fourth quarter of 2022. The sequential increase in net income compared to the prior quarter was primarily due to lower feedstock and energy costs in Performance and Essential Materials and higher sales volumes in Housing and Infrastructure Products as customer destocking activity moderated from elevated levels in the prior quarter. These impacts were partially offset by lower average sales prices for Performance Materials.

EBITDA (earnings before interest expense, income taxes, depreciation and amortization) of $825 million for the first quarter of 2023 decreased by $475 million compared to first quarter 2022 EBITDA of $1,300 million. First quarter 2023 EBITDA increased by $206 million compared to fourth quarter 2022 EBITDA of $619 million. A reconciliation of EBITDA to net income, income from operations, and net cash provided by operating activities can be found in the financial schedules at the end of this press release.
Cash and Debt
Net cash provided by operating activities was $512 million for the first quarter of 2023. As of March 31, 2023, cash and cash equivalents were $2,414 million and total debt was $4,892 million. Capital expenditures were $267 million for the first quarter of 2023. For the first quarter of 2023, free cash flow (net cash provided by operating activities less capital expenditures) was $245 million, a decrease of $192 million as compared to the first quarter of 2022, primarily due to lower net income. A reconciliation of free cash flow to net cash flow provided by operating activities can be found in the financial schedules at the end of this press release.
Performance and Essential Materials Segment
Performance and Essential Materials income from operations for the first quarter of 2023 of $403 million decreased by $476 million from first quarter 2022 income from operations of $879 million. This decrease in income from operations versus the prior-year period was due to lower average selling prices and integrated margins for Performance Materials, inclusive of negative mix shifts towards export markets, and lower sales volumes, particularly in Europe.

Sequentially, Performance and Essential Materials income from operations increased by $184 million as compared to the fourth quarter of 2022. The sequential increase was largely due to lower feedstock and energy costs; higher production rates and sales volumes, particularly for epoxy resins; and achieving cost savings and synergies. As a result of these factors, segment EBITDA margin improved to 26% in the first quarter of 2023 from 19% in the fourth quarter of 2022.
Housing and Infrastructure Products Segment
For the first quarter of 2023, Housing and Infrastructure Products income from operations of $143 million decreased by $42 million from first quarter 2022 income from operations of $185 million. This decrease in income from operations versus the prior-year period was the result of lower operating rates and sales volume, partially offset by lower raw material costs and higher average sales prices across most product categories. Despite the 21% volume decline compared to the prior-year period, segment operating margin of 14% and EBITDA margin of 20% in the first quarter of 2023 remained in line with the 15% and 21% reported in the first quarter of 2022.

Sequentially, Housing and Infrastructure Products income from operations increased by $75 million as compared to the fourth quarter of 2022. This increase in income from operations versus the prior quarter was the result of lower raw material costs and higher production and sales volume across most of our product portfolio as customer destocking moderated from elevated levels in the prior quarter.

Forward-Looking Statements
The statements in this release and the related teleconference relating to matters that are not historical facts, including statements regarding our outlook for the performance of our business segments, our belief that we benefit from having high integration and a structural global cost advantage in feedstock, power and fuel, our beliefs regarding the impact that rising interest rates and the potential for tightening lending standards could have on demand for our products, strength of our upcoming second quarter results, our market position, our ability to scale operations, the contribution of recent acquisitions and global demand for our products, and our ability to deliver greater value to customers and investors as general economic conditions improve are forward-looking statements. These forward-looking statements are subject to significant risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to: the COVID-19 pandemic and the response thereto; general economic and business conditions; the cyclical nature of the industry; availability, cost and volatility of raw materials and utilities, including natural gas and natural gas liquids from shale production; the price of crude oil; uncertainties associated with the United States and worldwide economies, including those due to global economic and financial conditions; governmental regulatory actions, including environmental regulation and changes in trade policies; political unrest; industry production capacity and operating rates; the supply/demand balance for Westlake's products; competitive products and pricing pressures; access to capital markets; technological developments; the effect and results of litigation and settlements of litigation; operating interruptions; the ability to integrate recent acquisitions; the diversion of management time on transaction-related issues; and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to Westlake's Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC in February 2023.
Use of Non-GAAP Financial Measures
This release makes reference to certain "non-GAAP" financial measures, such as EBITDA and free cash flow, as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended. For this purpose, a non-GAAP financial measure is generally defined by the Securities and Exchange Commission ("SEC") as a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that (1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or (2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. We report our financial results in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"), but believe that certain non-GAAP financial measures, such as EBITDA and free cash flow, provide useful supplemental information to investors regarding the underlying business trends and performance of the Company's ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with U.S. GAAP. A reconciliation of (i) EBITDA to net income, income from operations and net cash provided by operating activities and (ii) free cash flow to net cash provided by operating activities can be found in the financial schedules at the end of this press release.
About Westlake
Westlake is a global manufacturer and supplier of materials and innovative products that enhance life every day. Headquartered in Houston, with operations in Asia, Europe and North America, we provide the building blocks for vital solutions — from housing and construction, to packaging and healthcare, to automotive and consumer. For more information, visit the company's web site at www.westlake.com.
Westlake Corporation Conference Call Information:
A conference call to discuss Westlake Corporation's first quarter 2023 results will be held Thursday, May 4, 2023 at 11:00 AM Eastern Time (10:00 AM Central Time). To access the conference call, it is necessary to pre-register at https://register.vevent.com/register/BI4269c73571e746c5919547d7f3f9e036. Once registered, you will receive a phone number and unique PIN number.
A replay of the conference call will be available beginning two hours after its conclusion. The conference call and replay will be available via webcast at https://edge.media-server.com/mmc/p/m8sv6xfc.

WESTLAKE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2023	2022

	(In millions of dollars, except per share data and share amounts)
Net sales	$3,356	$4,056
Cost of sales	2,564	2,771
Gross profit	792	1,285
Selling, general and administrative expenses	222	200
Amortization of intangibles	31	42
Restructuring, transaction and integration-related costs	3	11
Income from operations	536	1,032
Interest expense	(42)	(46)
Other income, net	22	11
Income before income taxes	516	997
Provision for income taxes	109	233
Net income	407	764
Net income attributable to noncontrolling interests	13	8
Net income attributable to Westlake Corporation	$394	$756
Earnings per common share attributable to Westlake Corporation:
Basic	$3.07	$5.87
Diluted	$3.05	$5.83
Weighted average common shares outstanding:
Basic	127,548,287	128,071,355
Diluted	128,459,368	128,925,099
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WESTLAKE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2023	December 31, 2022

	(In millions of dollars)
ASSETS
Current assets
Cash and cash equivalents	$2,414	$2,228
Accounts receivable, net	1,835	1,801
Inventories	1,842	1,866
Prepaid expenses and other current assets	55	78
Total current assets	6,146	5,973
Property, plant and equipment, net	8,518	8,525
Other assets, net	6,142	6,052
Total assets	$20,806	$20,550

LIABILITIES AND EQUITY
Current liabilities (accounts payable and accrued and other liabilities)	$2,159	$2,298
Long-term debt, net	4,892	4,879
Other liabilities	2,927	2,908
Total liabilities	9,978	10,085
Total Westlake Corporation stockholders' equity	10,291	9,931
Noncontrolling interests	537	534
Total equity	10,828	10,465
Total liabilities and equity	$20,806	$20,550

WESTLAKE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2023	2022

	(In millions of dollars)
Cash flows from operating activities
Net income	$407	$764
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	267	257
Deferred income taxes	(16)	42
Net loss on disposition and others	11	15
Other balance sheet changes	(157)	(378)
Net cash provided by operating activities	512	700
Cash flows from investing activities
Acquisition of business, net of cash acquired	—	(1,154)
Additions to investments in unconsolidated subsidiaries	(1)	(96)
Additions to property, plant and equipment	(267)	(263)
Other, net	5	6
Net cash used for investing activities	(263)	(1,507)
Cash flows from financing activities
Distributions to noncontrolling interests	(10)	(10)
Dividends paid	(47)	(39)
Repurchase of common stock for treasury	(22)	—
Other, net	4	2
Net cash used for financing activities	(75)	(47)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	9	(3)
Net increase (decrease) in cash, cash equivalents and restricted cash	183	(857)
Cash, cash equivalents and restricted cash at beginning of period	2,246	1,941
Cash, cash equivalents and restricted cash at end of period	$2,429	$1,084

WESTLAKE CORPORATION
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended March 31,
	2023	2022

	(In millions of dollars)
Net external sales
Performance and Essential Materials
Performance Materials	$1,282	$1,929
Essential Materials	1,067	903
Total Performance and Essential Materials	2,349	2,832
Housing and Infrastructure Products
Housing Products	818	972
Infrastructure Products	189	252
Total Housing and Infrastructure Products	1,007	1,224
	$3,356	$4,056
Income (loss) from operations
Performance and Essential Materials	$403	$879
Housing and Infrastructure Products	143	185
Corporate and other	(10)	(32)
	$536	$1,032
Depreciation and amortization
Performance and Essential Materials	$210	$184
Housing and Infrastructure Products	55	71
Corporate and other	2	2
	$267	$257
Other income, net
Performance and Essential Materials	$2	$8
Housing and Infrastructure Products	7	2
Corporate and other	13	1
	$22	$11

WESTLAKE CORPORATION
RECONCILIATION OF EBITDA TO NET INCOME, INCOME FROM OPERATIONS AND
NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended December 31,	Three Months Ended March 31,
	2022	2023	2022

	(In millions of dollars, except percentages)
Net cash provided by operating activities	$835	$512	$700
Changes in operating assets and liabilities and other	(652)	(121)	106
Deferred income taxes	65	16	(42)
Net income	248	407	764
Less:
Other income, net	21	22	11
Interest expense	(43)	(42)	(46)
Provision for income taxes	(57)	(109)	(233)
Income from operations	327	536	1,032
Add:
Depreciation and amortization	271	267	257
Other income, net	21	22	11
EBITDA	$619	$825	$1,300
Net external sales	$3,299	$3,356	$4,056
Operating Income Margin	10%	16%	25%
EBITDA Margin	19%	25%	32%

RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended December 31,	Three Months Ended March 31,
	2022	2023	2022

	(In millions of dollars)
Net cash provided by operating activities	$835	$512	$700
Less:
Additions to property, plant and equipment	(297)	(267)	(263)
Free Cash Flow	$538	$245	$437

WESTLAKE CORPORATION
RECONCILIATION OF SEGMENT EBITDA TO INCOME FROM OPERATIONS
(Unaudited)

	Three Months Ended December 31,	Three Months Ended March 31,
	2022	2023	2022

	(In millions of dollars, except percentages)
Performance and Essential Materials Segment
Income from operations	$219	$403	$879
Add:
Depreciation and amortization	212	210	184
Other income, net	12	2	8
EBITDA	$443	$615	$1,071
Net external sales	$2,361	$2,349	$2,832
Operating Income Margin	9%	17%	31%
EBITDA Margin	19%	26%	38%

	Three Months Ended December 31,	Three Months Ended March 31,
	2022	2023	2022

	(In millions of dollars, except percentages)
Housing and Infrastructure Products Segment
Income from operations	$68	$143	$185
Add:
Depreciation and amortization	57	55	71
Other income, net	8	7	2
EBITDA	$133	$205	$258
Net external sales	$938	$1,007	$1,224
Operating Income Margin	7%	14%	15%
EBITDA Margin	14%	20%	21%

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WESTLAKE CORPORATION
SUPPLEMENTAL INFORMATION
NET SALES PERCENTAGE CHANGE DUE TO AVERAGE SALES PRICE AND VOLUME
(Unaudited)

	First Quarter 2023 vs. First Quarter 2022		First Quarter 2023 vs. Fourth Quarter 2022
	Average Sales Price	Volume	Average Sales Price	Volume
Performance and Essential Materials	-13%	-4%	-3%	+3%
Housing and Infrastructure Products	+3%	-21%	-2%	+10%
Company	-8%	-9%	-3%	+5%